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                          MEDICAL DEVICE ALLIANCE INC.



                                   EXHIBIT 21




                                  REGISTRANT'S

                                  SUBSIDIARIES



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                          MEDICAL DEVICE ALLIANCE, INC.


                            Wholly-owned subsidiaries



                SUBSIDIARY                 STATE OF INCORPORATION

         LySonix Incorporated                       Nevada
         MDA Capital Incorporated                   Nevada
         Parallax Medical, Inc.                    Delaware